Exhibit 99.2

Ramshorn Canada Investments

Limited

Reserve estimation and

economic evaluation

Executive summary

Coles Lake, British Columbia

Effective date: December 31, 2012

700, 850 — 2 Street SW
Calgary AB T2P 0R8
Canada

Tel: 403-267-1700
Fax: 587-774-5398
www.deloitte.ca

February 13, 2013

Ramshorn Canada Investments Limited

2800, 500 — 4th Avenue SW

Calgary, Alberta

T2P 2V6

Attention: Mr. Mike Read

RE:                          Ramshorn Canada Investments Limited

Reserve estimation and economic evaluation

At your request and authorization, Deloitte LLP has prepared an independent evaluation of certain oil and gas assets of Ramshorn Canada Investments Limited (“Ramshorn”), effective December 31, 2012.

This report has been prepared for the use of Ramshorn Canada Investments Limited for corporate reporting purposes and Deloitte hereby gives its consent to the use of its name and to the said estimates for reporting in the United States. The evaluation was conducted in the months of December 2012 and January 2013; field information obtained subsequent to the effective date was not used in the evaluation.

Pursuant to the requirements of Item 1202 (a) (8) of Regulation S-K, this report documents the results of the evaluation with the following table summarizing 100 percent of the corporate reserves and value:

•              Table 1 — summary of corporate reserves and value using constant prices and costs (in US dollars).

The oil and gas reserves calculations and income projections, upon which this report is based, were estimated in accordance with the SEC’s Regulation S-X Part 210.4-10(a). Deloitte used all methods and procedures it considered necessary under the circumstances to prepare the report. The Evaluation procedure section included in this report details the reserves definitions, price and market demand forecasts and general procedure used by Deloitte in its determination of this evaluation and are appropriate for the purposes served by the report. In accordance with SEC requirements all prices and costs (capital and operating) were held constant. Constant prices were based on an average of market prices posted at the first of each month from January to December 2012. The extent and character of ownership and all factual data supplied by Ramshorn Canada Investments Limited were accepted as presented. A field inspection and environmental/safety assessment of the properties was not made by Deloitte and the consultant makes no representations and accepts no responsibilities in this regards.

This report contains forward looking statements including expectations of future production and capital expenditures. Possible changes to the current government regulations may cause volumes of proved reserves actually recovered and amounts of proved income actually received to differ significantly from the estimated quantities. Information concerning reserves may also be deemed to be forward looking as estimates imply that the reserves described can be profitably produced in the future. These statements are based on current expectations that involve a number of risks and uncertainties, which could cause the actual results to differ from those anticipated. These risks include, but are not limited to: the underlying risks of the oil and gas industry (i.e. operational risks in development, exploration and production; potential delays or changes in plans with respect to exploration or development projects or capital expenditures; the uncertainty of reserves estimates; the uncertainty of estimates and projections relating to production, costs and expenses, political and environmental factors), and commodity price and exchange rate fluctuation. Present values for various discount rates documented in this report may not necessarily represent fair market value of the reserves.

A Boe conversion ratio of six (6) Mcf: one (1) barrel has been used within this report. This conversion ratio is based on an energy equivalency conversion method primarily applicable at the burner tip and does not represent a value equivalency at the wellhead.

The parent company, Nabors Industries Ltd. of Ramshorn Canada Investment Limited makes periodic filings on Form 10-K with the SEC under the 1934 Exchange Act. Furthermore, Nabors Industries Ltd. has certain registration statements filed with the SEC under the 1933 Securities Act into which any subsequently filed Form 10-K is incorporated by reference. We have consented to the incorporation by reference in the registration statements on Form S-X of Nabors Industries Ltd. to the references to our name as well as to the references to our third party report for Ramshorn Canada Investments Limited.

Yours truly,

Original signed by: “Robin G. Bertram”

Robin G. Bertram, P. Eng.

Partner

Deloitte LLP

/ct

2

Table 1

Ramshorn Canada Investments Limited

DETAILED ECONOMIC SUMMARY

AJM Deloitte SEC 12 Month Avg. December 1, 2012 Constant Pricing (USD)

Effective December 31, 2012	Canada

		PDP	PDNP	PD	PUD	TP
Sales Gas	MMcf
Ultimate Remaining		7,691.3		7,691.3		7,691.3
WI Before Royalty		7,691.3		7,691.3		7,691.3
WI After Royalty		7,691.3		7,691.3		7,691.3
Royalty Interest		0.0		0.0		0.0
Total Net		7,691.3		7,691.3		7,691.3
MBOE	Mboe
Ultimate Remaining		1,281.9		1,281.9		1,281.9
WI Before Royalty		1,281.9		1,281.9		1,281.9
WI After Royalty		1,281.9		1,281.9		1,281.9
Royalty Interest		0.0		0.0		0.0
Total Net		1,281.9		1,281.9		1,281.9
Net Present Values - BTAX	M$
Undiscounted		3,541.9		3,541.9		3,541.9
Discounted at 5%		3,377.7		3,377.7		3,377.7
Discounted at 10%		3,178.2		3,178.2		3,178.2
Discounted at 15%		2,983.8		2,983.8		2,983.8
Discounted at 20%		2,806.5		2,806.5		2,806.5

Light & Medium Oil includes Shale Oil. Heavy Oil Includes Ultra Heavy in Alberta and Bitumen. Sales Gas includes Solution gas, Associated and Non- Associated gas, Coalbed Methane, Shale gas and Hydrates.

Certificate of qualification

I, A. R. Botterill, a Professional Engineer, of 700, 850 — 2nd Street Avenue S.W., Calgary, Alberta, Canada hereby certify that:

1.                                      I am an employee of Deloitte LLP, which did prepare an evaluation of certain oil and gas assets of the interests of Ramshorn Canada Investments Limited. The effective date of this evaluation is December 31, 2012.

2.                                      I do not have, nor do I expect to receive any direct or indirect interest in the properties evaluated in this report or in the securities of Ramshorn Canada Investments Limited.

3.                                      I attended the University of Calgary and graduated with a Bachelor of Science Degree in Mechanical Engineering in 2003; that I am a Registered Professional Engineer in the Province of Alberta; and I have in excess of nine years of engineering experience.

5.                                      A personal field inspection of the properties was not made; however, such an inspection was not considered necessary in view of information available from the files of the interest owners of the properties and the appropriate provincial regulatory authorities.

Original signed by: “A. R. Botterill”
A. R. Botterill, P. Eng.

February 12, 2013
Date

Certificate of qualification

I, L. D. Boyd, a Registered Professional Geologist, of 700, 850 — 2nd Street S.W., Calgary, Alberta, Canada hereby certify that:

1.                                      I am an employee of Deloitte LLP, which did prepare an evaluation of certain oil and gas assets of the interests of Ramshorn Canada Investments Limited. The effective date of this evaluation is December 31, 2012.

2.                                      I do not have, nor do I expect to receive any direct or indirect interest in the properties evaluated in this report or in the securities of Ramshorn Canada Investments Limited.

3.                                      I attended the University of Calgary and graduated with a Bachelor of Science Degree in Geology in 1976; that I am a Registered Professional Geologist in the Province of Alberta; and I have in excess of thirty six years of geological experience.

4.                                      A personal field inspection of the properties was not made; however, such an inspection was not considered necessary in view of information available from the files of the interest owners of the properties and the appropriate provincial regulatory authorities.

Original signed by: “L. D. Boyd”
L. D. Boyd, P. Geol.

February 12, 2013
Date

Table of contents

Executive summary

•                  Property location map

•                  AJM Deloitte SEC 12 Month Average December 1, 2012 constant price

•                  Corporate summary

Economics

•                  AJM Deloitte SEC 12 Month Average December 1, 2012 constant price

Evaluation procedure

Effective date: December 31, 2012

© Deloitte LLP and affiliated entities.

Ramshorn Canada Investments Limited

DETAILED ECONOMIC SUMMARY

AJM Deloitte SEC 12 Month Avg. December 1, 2012 Constant Pricing (USD)

Effective December 31, 2012	Canada

		PDP	PDNP	PD	PUD	TP

Sales Gas	MMcf
Ultimate Remaining		7,691.3		7,691.3		7,691.3
WI Before Royalty		7,691.3		7,691.3		7,691.3
WI After Royalty		7,691.3		7,691.3		7,691.3
Royalty Interest		0.0		0.0		0.0
Total Net		7,691.3		7,691.3		7,691.3
MBOE	Mboe
Ultimate Remaining		1,281.9		1,281.9		1,281.9
WI Before Royalty		1,281.9		1,281.9		1,281.9
WI After Royalty		1,281.9		1,281.9		1,281.9
Royalty Interest		0.0		0.0		0.0
Total Net		1,281.9		1,281.9		1,281.9
Net Present Values -
BTAX	M$
Undiscounted		3,541.9		3,541.9		3,541.9
Discounted at 5%		3,377.7		3,377.7		3,377.7
Discounted at 10%		3,178.2		3,178.2		3,178.2
Discounted at 15%		2,983.8		2,983.8		2,983.8
Discounted at 20%		2,806.5		2,806.5		2,806.5

Light & Medium Oil includes Shale Oil. Heavy Oil Includes Ultra Heavy in Alberta and Bitumen. Sales Gas includes Solution gas, Associated and Non- Associated gas, Coalbed Methane, Shale gas and Hydrates.

© Deloitte LLP and affiliated entities.

Ramshorn Canada Investments Limited

DETAILED RESERVES AND PRESENT VALUE

AJM Deloitte SEC 12 Month Avg. December 1, 2012 Constant Pricing (USD)

Canada

Effective December 31, 2012	Proved Developed Producing

		Avg	Oil			Sales Gas			NGL			BOE			Present Value
		Int Derived	WI	RI	Net	WI	RI	Net	WI	RI	Net	WI	RI	Net	0%	5%	10%
Location	Formation	%	Mstb	Mstb	Mstb	MMcf	MMcf	MMcf	Mstb	Mstb	Mstb	Mstb	Mstb	Mstb	M$	M$	M$
Canada
British Columbia
Abandonments			0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	-375.0	-188.8	-101.5
Coles Lake			0.0	0.0	0.0	7,691.3	0.0	7,691.3	0.0	0.0	0.0	1,281.9	0.0	1,281.9	3,916.9	3,566.5	3,279.6
British Columbia			0.0	0.0	0.0	7,691.3	0.0	7,691.3	0.0	0.0	0.0	1,281.9	0.0	1,281.9	3,541.9	3,377.7	3,178.2
Canada			0.0	0.0	0.0	7,691.3	0.0	7,691.3	0.0	0.0	0.0	1,281.9	0.0	1,281.9	3,541.9	3,377.7	3,178.2
Total			0.0	0.0	0.0	7,691.3	0.0	7,691.3	0.0	0.0	0.0	1,281.9	0.0	1,281.9	3,541.9	3,377.7	3,178.2

Ramshorn Canada Investments Limited

DETAILED RESERVES AND PRESENT VALUE

AJM Deloitte SEC 12 Month Avg. December 1, 2012 Constant Pricing (USD)

Canada

Effective December 31, 2012	Total Proved

		Avg	Oil			Sales Gas			NGL			BOE			Present Value
		Int Derived	WI	RI	Net	WI	RI	Net	WI	RI	Net	WI	RI	Net	0%	5%	10%
Location	Formation	%	Mstb	Mstb	Mstb	MMcf	MMcf	MMcf	Mstb	Mstb	Mstb	Mstb	Mstb	Mstb	M$	M$	M$
Canada
British Columbia
Abandonments			0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	-375.0	-188.8	-101.5
Coles Lake			0.0	0.0	0.0	7,691.3	0.0	7,691.3	0.0	0.0	0.0	1,281.9	0.0	1,281.9	3,916.9	3,566.5	3,279.6
British Columbia			0.0	0.0	0.0	7,691.3	0.0	7,691.3	0.0	0.0	0.0	1,281.9	0.0	1,281.9	3,541.9	3,377.7	3,178.2
Canada			0.0	0.0	0.0	7,691.3	0.0	7,691.3	0.0	0.0	0.0	1,281.9	0.0	1,281.9	3,541.9	3,377.7	3,178.2
Total			0.0	0.0	0.0	7,691.3	0.0	7,691.3	0.0	0.0	0.0	1,281.9	0.0	1,281.9	3,541.9	3,377.7	3,178.2

Ramshorn Canada Investments Limited

PRODUCTION AND REVENUE FORECAST

Company Share

AJM Deloitte SEC 12 Month Avg. December 1, 2012 Constant Pricing (USD)

2013

Effective December 31, 2012	Proved Developed Producing

			Company Share		Total	Crown	FH &	Oper	Aband	Min Tax		Cash
			Oil & NGL	Gas	Revenue	Royalty	ORR	Exp	Costs	& SCC	Invest	Flow
Location	Formation	Category	Mbbl	MMcf	M$	M$	M$	M$	M$	M$	M$	M$
Canada
British Columbia
Coles Lake			0	2,205	2,315.3	0.0	0.0	942.5	0.0	0.0	0.0	1,372.9
British Columbia			0	2,205	2,315.3	0.0	0.0	942.5	0.0	0.0	0.0	1,372.9
Canada			0	2,205	2,315.3	0.0	0.0	942.5	0.0	0.0	0.0	1,372.9
Total			0	2,205	2,315.3	0.0	0.0	942.5	0.0	0.0	0.0	1,372.9

Ramshorn Canada Investments Limited

PRODUCTION AND REVENUE FORECAST

Company Share

AJM Deloitte SEC 12 Month Avg. December 1, 2012 Constant Pricing (USD)

2013

Effective December 31, 2012	Total Proved

			Company Share		Total	Crown	FH &	Oper	Aband	Min Tax		Cash
			Oil & NGL	Gas	Revenue	Royalty	ORR	Exp	Costs	& SCC	Invest	Flow
Location	Formation	Category	Mbbl	MMcf	M$	M$	M$	M$	M$	M$	M$	M$
Canada
British Columbia
Coles Lake			0	2,205	2,315.3	0.0	0.0	942.5	0.0	0.0	0.0	1,372.9
British Columbia			0	2,205	2,315.3	0.0	0.0	942.5	0.0	0.0	0.0	1,372.9
Canada			0	2,205	2,315.3	0.0	0.0	942.5	0.0	0.0	0.0	1,372.9
Total			0	2,205	2,315.3	0.0	0.0	942.5	0.0	0.0	0.0	1,372.9

Ramshorn Canada Investments Limited CASH FLOW AJM Deloitte SEC 12 Month Avg. December 1, 2012 Constant Pricing (USD) Selection : Canada Effective December 31, 2012 Total Proved Developed Producing Reserves OIL, GAS & SULPHUR SUMMARY COMPANY OIL COMPANY SALES GAS SULPHUR TOTAL Wells Pool Pool WI RI Price Revenue Wells Pool Pool WI RI Price Revenue Co. Share Price WI Co. Share Rates Volumes Volume Volume Rates Volumes Volume Volume Volume Rates Rates bbl/d bbl bbl bbl $/bbl $ Mcf/d MMcf MMcf MMcf $/Mcf $ lt $/lt boe/d boe/d 2013 0.0 0 0.0 0.0 0.0 0.00 0 4.0 6,041 2,205.1 2,205.1 0.0 1.05 2,315,332 0.0 0.00 1,007 1,007 2014 0.0 0 0.0 0.0 0.0 0.00 0 4.0 4,219 1,540.0 1,540.0 0.0 1.05 1,617,032 0.0 0.00 703 703 2015 0.0 0 0.0 0.0 0.0 0.00 0 4.0 3,251 1,186.7 1,186.7 0.0 1.05 1,246,007 0.0 0.00 542 542 2016 0.0 0 0.0 0.0 0.0 0.00 0 4.0 2,509 918.3 918.3 0.0 1.05 964,206 0.0 0.00 418 418 2017 0.0 0 0.0 0.0 0.0 0.00 0 4.0 1,940 708.0 708.0 0.0 1.05 743,427 0.0 0.00 323 323 2018 0.0 0 0.0 0.0 0.0 0.00 0 3.0 1,298 473.7 473.7 0.0 1.05 497,426 0.0 0.00 216 216 2019 0.0 0 0.0 0.0 0.0 0.00 0 3.0 1,013 369.7 369.7 0.0 1.05 388,198 0.0 0.00 169 169 2020 0.0 0 0.0 0.0 0.0 0.00 0 3.0 792 289.8 289.8 0.0 1.05 304,259 0.0 0.00 132 132 2021 0.0 0 0.0 0.0 0.0 0.00 0 0.0 0 0.0 0.0 0.0 0.00 0 0.0 0.00 0 0 2022 0.0 0 0.0 0.0 0.0 0.00 0 0.0 0 0.0 0.0 0.0 0.00 0 0.0 0.00 0 0 Sub 0.0 0.0 0.0 0.00 0 7,691.3 7,691.3 0.0 1.05 8,075,887 0.0 0.00 Rem 0.0 0.0 0.0 0.00 0 0.0 0.0 0.0 0.00 0 0.0 0.00 Total 0.0 0.0 0.0 0.00 0 7,691.3 7,691.3 0.0 1.05 8,075,887 0.0 0.00 NGL SUMMARY CONDENSATE ETHANE PROPANE BUTANE TOTAL NGL WI RI Price Co. Share WI RI Price Co. Share WI RI Price Co. Share WI RI Price Co. Share WI RI CS Net Volume Volume Revenue Volume Volume Revenue Volume Volume Revenue Volume Volume Revenue Volume Volumes Volumes bbl bbl $/bbl $ bbl bbl $/bbl $ bbl bbl $/bbl $ bbl bbl $/bbl $ bbl bbl bbl 2013 0.0 0.0 0.00 0.0 0.0 0.0 0.00 0.0 0.0 0.0 0.00 0.0 0.0 0.0 0.00 0.0 0.0 0.0 0.0 2014 0.0 0.0 0.00 0.0 0.0 0.0 0.00 0.0 0.0 0.0 0.00 0.0 0.0 0.0 0.00 0.0 0.0 0.0 0.0 2015 0.0 0.0 0.00 0.0 0.0 0.0 0.00 0.0 0.0 0.0 0.00 0.0 0.0 0.0 0.00 0.0 0.0 0.0 0.0 2016 0.0 0.0 0.00 0.0 0.0 0.0 0.00 0.0 0.0 0.0 0.00 0.0 0.0 0.0 0.00 0.0 0.0 0.0 0.0 2017 0.0 0.0 0.00 0.0 0.0 0.0 0.00 0.0 0.0 0.0 0.00 0.0 0.0 0.0 0.00 0.0 0.0 0.0 0.0 2018 0.0 0.0 0.00 0.0 0.0 0.0 0.00 0.0 0.0 0.0 0.00 0.0 0.0 0.0 0.00 0.0 0.0 0.0 0.0 2019 0.0 0.0 0.00 0.0 0.0 0.0 0.00 0.0 0.0 0.0 0.00 0.0 0.0 0.0 0.00 0.0 0.0 0.0 0.0 2020 0.0 0.0 0.00 0.0 0.0 0.0 0.00 0.0 0.0 0.0 0.00 0.0 0.0 0.0 0.00 0.0 0.0 0.0 0.0 2021 0.0 0.0 0.00 0.0 0.0 0.0 0.00 0.0 0.0 0.0 0.00 0.0 0.0 0.0 0.00 0.0 0.0 0.0 0.0 2022 0.0 0.0 0.00 0.0 0.0 0.0 0.00 0.0 0.0 0.0 0.00 0.0 0.0 0.0 0.00 0.0 0.0 0.0 0.0 Sub 0.0 0.0 0.00 0.0 0.0 0.0 0.00 0.0 0.0 0.0 0.00 0.0 0.0 0.0 0.00 0.0 0.0 0.0 0.0 Rem 0.0 0.0 0.00 0.0 0.0 0.0 0.00 0.0 0.0 0.0 0.00 0.0 0.0 0.0 0.00 0.0 0.0 0.0 0.0 Total 0.0 0.0 0.00 0.0 0.0 0.0 0.00 0.0 0.0 0.0 0.00 0.0 0.0 0.0 0.00 0.0 0.0 0.0 0.0 CASH FLOW BTAX Company Crown Freehold ORR Mineral Total Net Rev Other Sask Fixed Variable Other Total Abandon Net Total NET CUM Disc Cash Revenue Royalty Royalty Royalty Tax Royalty After Income Corp Oper Operating Expenses Operating Cost & Operating Investment Cash Cash Flow Burden Royalties Cap Tax Expense Expense Costs Salvage Income Flow Flow (10%) $ $ $ $ $ % $ $ $ $ $ $ $ $ $ $ $ $ $ 2013 2,315,332 0.0 0.0 0.0 0.0 0 2,315,332 0.0 0.0 391,200.0 551,269.5 0.0 942,469.5 0.0 1,372,862 0.0 1,372,862 1,372,862 1,317,825 2014 1,617,032 0.0 0.0 0.0 0.0 0 1,617,032 0.0 0.0 295,200.0 385,007.7 0.0 680,207.7 0.0 936,825 0.0 936,825 2,309,687 814,626 2015 1,246,007 0.0 0.0 0.0 0.0 0 1,246,007 0.0 0.0 295,200.0 296,668.2 0.0 591,868.2 0.0 654,138 0.0 654,138 2,963,826 517,256 2016 964,206 0.0 0.0 0.0 0.0 0 964,206 0.0 0.0 295,200.0 229,572.8 0.0 524,772.8 0.0 439,433 0.0 439,433 3,403,259 314,822 2017 743,427 0.0 0.0 0.0 0.0 0 743,427 0.0 0.0 295,200.0 177,006.3 0.0 472,206.3 0.0 271,220 0.0 271,220 3,674,479 176,657 2018 497,426 0.0 0.0 0.0 0.0 0 497,426 0.0 0.0 221,400.0 118,434.7 0.0 339,834.7 0.0 157,591 0.0 157,591 3,832,070 93,320 2019 388,198 0.0 0.0 0.0 0.0 0 388,198 0.0 0.0 221,400.0 92,428.1 0.0 313,828.1 0.0 74,370 0.0 74,370 3,906,440 40,038 2020 304,259 0.0 0.0 0.0 0.0 0 304,259 0.0 0.0 221,400.0 72,442.7 0.0 293,842.7 0.0 10,417 0.0 10,417 3,916,856 5,097 2021 0 0.0 0.0 0.0 0.0 0 0 0.0 0.0 0.0 0.0 0.0 0.0 0.0 0 0.0 0 3,916,856 0 2022 0 0.0 0.0 0.0 0.0 0 0 0.0 0.0 0.0 0.0 0.0 0.0 75,000.0 -75,000 0.0 -75,000 3,841,856 -30,334 Sub 8,075,887 0.0 0.0 0.0 0.0 0 8,075,887 0.0 0.0 2,236,200. 1,922,830. 0.0 4,159,030. 75,000.0 3,841,856 0.0 3,841,856 3,841,856 3,249,307 Rem 0 0.0 0.0 0.0 0.0 0 0 0.0 0.0 0.0 0.0 0.0 0.0 300,000.0 -300,000 0.0 -300,000 3,541,856 -71,132 Total 8,075,887 0.0 0.0 0.0 0.0 0 8,075,887 0.0 0.0 2,236,200. 1,922,830. 0.0 4,159,030. 375,000.0 3,541,856 0.0 3,541,856 3,541,856 3,178,175 CO. SHARE RESERVES LIFE (years) Reserves Half Life 2.1 RLI (Principal Product) 3.5 Reserves Life 8.0 RLI (BOE) 3.5 TOTAL RESERVES - SALES GROSS WI CO SH NET Oil (bbl) 0 0 0 0 Gas (MMcf) 7,691 7,691 7,691 7,691 Gas (Mboe) 1,282 1,282 1,282 1,282 *NGL (bbl) 0 0 0 0 Cond (bbl) 0 0 0 0 Total (boe) 1,281,887 1,281,887 1,281,887 1,281,887 *This NGL Value includes only Ethane, Propane and Butane. Condensate and Field Condensate are included in the Condensate line. NET PRESENT VALUES BEFORE TAX Discount Rate Op Income Investment Cash Flow NPV/BOE % $ $ $ $/BOE 0 3,541,856 0.0 3,541,856 2.76 5 3,377,733 0.0 3,377,733 2.63 10 3,178,175 0.0 3,178,175 2.48 12 3,098,783 0.0 3,098,783 2.42 15 2,983,786 0.0 2,983,786 2.33 20 2,806,532 0.0 2,806,532 2.19 CAPITAL (undisc) Unrisked Risked Cost Of Prod. $/BOEPD 0.00 0.00 Cost Of Reserves $/BOE 0.00 0.00 Prob Of Success % 100.00 Chance Of % 100.00 ECONOMIC INDICATORS BTAX ATAX Unrisked Risked Unrisked Risked Discount Rate (%) 10.0 10.0 10.0 10.0 Payout (Yrs) 0.0 0.0 0.0 0.0 Discounted Payout (Yrs) 0.0 0.0 0.0 0.0 DCF Rate of Return (%) > 200.0 > 200.0 > 200.0 > 200.0 NPV/Undisc Invest 0.0 0.0 0.0 0.0 NPV/Disc Invest 0.0 0.0 0.0 0.0 NPV/DIS Cap Exposure 0.0 0.0 0.0 0.0 NPV/BOEPD (M$/boepd) 3.2 3.2 2.4 2.4 FIRST 12 MONTHS AVG. PERFORMANCE (undisc) WI Co. Share Unrisked Risked Unrisked Risked Prod (3 Mo Ave) (BOEPD) 1,301.7 1,301.7 1,301.7 1,301.7 Prod (12 Mo Ave) (BOEPD) 1,006.2 1,006.2 1,006.2 1,006.2 Price ($/BOE) 6.30 6.30 6.30 6.30 Royalties ($/BOE) 0.00 0.00 0.00 0.00 Operating Costs ($/BOE) 2.56 2.56 2.56 2.56 NetBack ($/BOE) 3.74 3.74 3.74 3.74 Recycle Ratio (ratio) 0.00 0.00 0.00 0.00 © Deloitte LLP and affiliated entities.

Ramshorn Canada Investments Limited CASH FLOW AJM Deloitte SEC 12 Month Avg. December 1, 2012 Constant Pricing (USD) Selection : Canada Effective December 31, 2012 Total Proved Reserves OIL, GAS & SULPHUR SUMMARY COMPANY OIL COMPANY SALES GAS SULPHUR TOTAL Wells Pool Pool WI RI Price Revenue Wells Pool Pool WI RI Price Revenue Co. Share Price WI Co. Share Rates Volumes Volume Volume Rates Volumes Volume Volume Volume Rates Rates bbl/d bbl bbl bbl $/bbl $ Mcf/d MMcf MMcf MMcf $/Mcf $ lt $/lt boe/d boe/d 2013 0.0 0 0.0 0.0 0.0 0.00 0 4.0 6,041 2,205.1 2,205.1 0.0 1.05 2,315,332 0.0 0.00 1,007 1,007 2014 0.0 0 0.0 0.0 0.0 0.00 0 4.0 4,219 1,540.0 1,540.0 0.0 1.05 1,617,032 0.0 0.00 703 703 2015 0.0 0 0.0 0.0 0.0 0.00 0 4.0 3,251 1,186.7 1,186.7 0.0 1.05 1,246,007 0.0 0.00 542 542 2016 0.0 0 0.0 0.0 0.0 0.00 0 4.0 2,509 918.3 918.3 0.0 1.05 964,206 0.0 0.00 418 418 2017 0.0 0 0.0 0.0 0.0 0.00 0 4.0 1,940 708.0 708.0 0.0 1.05 743,427 0.0 0.00 323 323 2018 0.0 0 0.0 0.0 0.0 0.00 0 3.0 1,298 473.7 473.7 0.0 1.05 497,426 0.0 0.00 216 216 2019 0.0 0 0.0 0.0 0.0 0.00 0 3.0 1,013 369.7 369.7 0.0 1.05 388,198 0.0 0.00 169 169 2020 0.0 0 0.0 0.0 0.0 0.00 0 3.0 792 289.8 289.8 0.0 1.05 304,259 0.0 0.00 132 132 2021 0.0 0 0.0 0.0 0.0 0.00 0 0.0 0 0.0 0.0 0.0 0.00 0 0.0 0.00 0 0 2022 0.0 0 0.0 0.0 0.0 0.00 0 0.0 0 0.0 0.0 0.0 0.00 0 0.0 0.00 0 0 Sub 0.0 0.0 0.0 0.00 0 7,691.3 7,691.3 0.0 1.05 8,075,887 0.0 0.00 Rem 0.0 0.0 0.0 0.00 0 0.0 0.0 0.0 0.00 0 0.0 0.00 Total 0.0 0.0 0.0 0.00 0 7,691.3 7,691.3 0.0 1.05 8,075,887 0.0 0.00 NGL SUMMARY CONDENSATE ETHANE PROPANE BUTANE TOTAL NGL WI RI Price Co. Share WI RI Price Co. Share WI RI Price Co. Share WI RI Price Co. Share WI RI CS Net Volume Volume Revenue Volume Volume Revenue Volume Volume Revenue Volume Volume Revenue Volume Volumes Volumes bbl bbl $/bbl $ bbl bbl $/bbl $ bbl bbl $/bbl $ bbl bbl $/bbl $ bbl bbl bbl 2013 0.0 0.0 0.00 0.0 0.0 0.0 0.00 0.0 0.0 0.0 0.00 0.0 0.0 0.0 0.00 0.0 0.0 0.0 0.0 2014 0.0 0.0 0.00 0.0 0.0 0.0 0.00 0.0 0.0 0.0 0.00 0.0 0.0 0.0 0.00 0.0 0.0 0.0 0.0 2015 0.0 0.0 0.00 0.0 0.0 0.0 0.00 0.0 0.0 0.0 0.00 0.0 0.0 0.0 0.00 0.0 0.0 0.0 0.0 2016 0.0 0.0 0.00 0.0 0.0 0.0 0.00 0.0 0.0 0.0 0.00 0.0 0.0 0.0 0.00 0.0 0.0 0.0 0.0 2017 0.0 0.0 0.00 0.0 0.0 0.0 0.00 0.0 0.0 0.0 0.00 0.0 0.0 0.0 0.00 0.0 0.0 0.0 0.0 2018 0.0 0.0 0.00 0.0 0.0 0.0 0.00 0.0 0.0 0.0 0.00 0.0 0.0 0.0 0.00 0.0 0.0 0.0 0.0 2019 0.0 0.0 0.00 0.0 0.0 0.0 0.00 0.0 0.0 0.0 0.00 0.0 0.0 0.0 0.00 0.0 0.0 0.0 0.0 2020 0.0 0.0 0.00 0.0 0.0 0.0 0.00 0.0 0.0 0.0 0.00 0.0 0.0 0.0 0.00 0.0 0.0 0.0 0.0 2021 0.0 0.0 0.00 0.0 0.0 0.0 0.00 0.0 0.0 0.0 0.00 0.0 0.0 0.0 0.00 0.0 0.0 0.0 0.0 2022 0.0 0.0 0.00 0.0 0.0 0.0 0.00 0.0 0.0 0.0 0.00 0.0 0.0 0.0 0.00 0.0 0.0 0.0 0.0 Sub 0.0 0.0 0.00 0.0 0.0 0.0 0.00 0.0 0.0 0.0 0.00 0.0 0.0 0.0 0.00 0.0 0.0 0.0 0.0 Rem 0.0 0.0 0.00 0.0 0.0 0.0 0.00 0.0 0.0 0.0 0.00 0.0 0.0 0.0 0.00 0.0 0.0 0.0 0.0 Total 0.0 0.0 0.00 0.0 0.0 0.0 0.00 0.0 0.0 0.0 0.00 0.0 0.0 0.0 0.00 0.0 0.0 0.0 0.0 CASH FLOW BTAX Company Crown Freehold ORR Mineral Total Net Rev Other Sask Fixed Variable Other Total Abandon Net Total NET CUM Disc Cash Revenue Royalty Royalty Royalty Tax Royalty After Income Corp Oper Operating Expenses Operating Cost & Operating Investment Cash Cash Flow Burden Royalties Cap Tax Expense Expense Costs Salvage Income Flow Flow (10%) $ $ $ $ $ % $ $ $ $ $ $ $ $ $ $ $ $ $ 2013 2,315,332 0.0 0.0 0.0 0.0 0 2,315,332 0.0 0.0 391,200.0 551,269.5 0.0 942,469.5 0.0 1,372,862 0.0 1,372,862 1,372,862 1,317,825 2014 1,617,032 0.0 0.0 0.0 0.0 0 1,617,032 0.0 0.0 295,200.0 385,007.7 0.0 680,207.7 0.0 936,825 0.0 936,825 2,309,687 814,626 2015 1,246,007 0.0 0.0 0.0 0.0 0 1,246,007 0.0 0.0 295,200.0 296,668.2 0.0 591,868.2 0.0 654,138 0.0 654,138 2,963,826 517,256 2016 964,206 0.0 0.0 0.0 0.0 0 964,206 0.0 0.0 295,200.0 229,572.8 0.0 524,772.8 0.0 439,433 0.0 439,433 3,403,259 314,822 2017 743,427 0.0 0.0 0.0 0.0 0 743,427 0.0 0.0 295,200.0 177,006.3 0.0 472,206.3 0.0 271,220 0.0 271,220 3,674,479 176,657 2018 497,426 0.0 0.0 0.0 0.0 0 497,426 0.0 0.0 221,400.0 118,434.7 0.0 339,834.7 0.0 157,591 0.0 157,591 3,832,070 93,320 2019 388,198 0.0 0.0 0.0 0.0 0 388,198 0.0 0.0 221,400.0 92,428.1 0.0 313,828.1 0.0 74,370 0.0 74,370 3,906,440 40,038 2020 304,259 0.0 0.0 0.0 0.0 0 304,259 0.0 0.0 221,400.0 72,442.7 0.0 293,842.7 0.0 10,417 0.0 10,417 3,916,856 5,097 2021 0 0.0 0.0 0.0 0.0 0 0 0.0 0.0 0.0 0.0 0.0 0.0 0.0 0 0.0 0 3,916,856 0 2022 0 0.0 0.0 0.0 0.0 0 0 0.0 0.0 0.0 0.0 0.0 0.0 75,000.0 -75,000 0.0 -75,000 3,841,856 -30,334 Sub 8,075,887 0.0 0.0 0.0 0.0 0 8,075,887 0.0 0.0 2,236,200. 1,922,830. 0.0 4,159,030. 75,000.0 3,841,856 0.0 3,841,856 3,841,856 3,249,307 Rem 0 0.0 0.0 0.0 0.0 0 0 0.0 0.0 0.0 0.0 0.0 0.0 300,000.0 -300,000 0.0 -300,000 3,541,856 -71,132 Total 8,075,887 0.0 0.0 0.0 0.0 0 8,075,887 0.0 0.0 2,236,200. 1,922,830. 0.0 4,159,030. 375,000.0 3,541,856 0.0 3,541,856 3,541,856 3,178,175 CO. SHARE RESERVES LIFE (years) Reserves Half Life 2.1 RLI (Principal Product) 3.5 Reserves Life 8.0 RLI (BOE) 3.5 TOTAL RESERVES - SALES GROSS WI CO SH NET Oil (bbl) 0 0 0 0 Gas (MMcf) 7,691 7,691 7,691 7,691 Gas (Mboe) 1,282 1,282 1,282 1,282 *NGL (bbl) 0 0 0 0 Cond (bbl) 0 0 0 0 Total (boe) 1,281,887 1,281,887 1,281,887 1,281,887 *This NGL Value includes only Ethane, Propane and Butane. Condensate and Field Condensate are included in the Condensate line. NET PRESENT VALUES BEFORE TAX Discount Rate Op Income Investment Cash Flow NPV/BOE % $ $ $ $/BOE 0 3,541,856 0.0 3,541,856 2.76 5 3,377,733 0.0 3,377,733 2.63 10 3,178,175 0.0 3,178,175 2.48 12 3,098,783 0.0 3,098,783 2.42 15 2,983,786 0.0 2,983,786 2.33 20 2,806,532 0.0 2,806,532 2.19 CAPITAL (undisc) Unrisked Risked Cost Of Prod. $/BOEPD 0.00 0.00 Cost Of Reserves $/BOE 0.00 0.00 Prob Of Success % 100.00 Chance Of % 100.00 ECONOMIC INDICATORS BTAX ATAX Unrisked Risked Unrisked Risked Discount Rate (%) 10.0 10.0 10.0 10.0 Payout (Yrs) 0.0 0.0 0.0 0.0 Discounted Payout (Yrs) 0.0 0.0 0.0 0.0 DCF Rate of Return (%) > 200.0 > 200.0 > 200.0 > 200.0 NPV/Undisc Invest 0.0 0.0 0.0 0.0 NPV/Disc Invest 0.0 0.0 0.0 0.0 NPV/DIS Cap Exposure 0.0 0.0 0.0 0.0 NPV/BOEPD (M$/boepd) 3.2 3.2 2.4 2.4 FIRST 12 MONTHS AVG. PERFORMANCE (undisc) WI Co. Share Unrisked Risked Unrisked Risked Prod (3 Mo Ave) (BOEPD) 1,301.7 1,301.7 1,301.7 1,301.7 Prod (12 Mo Ave) (BOEPD) 1,006.2 1,006.2 1,006.2 1,006.2 Price ($/BOE) 6.30 6.30 6.30 6.30 Royalties ($/BOE) 0.00 0.00 0.00 0.00 Operating Costs ($/BOE) 2.56 2.56 2.56 2.56 NetBack ($/BOE) 3.74 3.74 3.74 3.74 Recycle Ratio (ratio) 0.00 0.00 0.00 0.00 © Deloitte LLP and affiliated entities.

Evaluation procedure

Definitions and methodology

Effective as of December 2012

Table of contents

Definitions

• Procedure
• Reserve evaluation
• Reserve classification

Reserve estimation methodology

Production forecasts

Land schedules and maps

Geology

Royalties and taxes

Capital and operating considerations

Pricing overview

Procedure

Deloitte has prepared estimates of reserves in accordance with the SEC Regulation S-K, 229.1202 and Regulation S-X, 210.4-10(a).

Reserve evaluation

A “Reserves evaluation” is the process whereby a qualified reserves evaluator estimates the quantities and values of oil and gas reserves by interpreting and assessing all available pertinent data. The value of an oil and gas asset is a function of the ability or potential ability of that asset to generate future net revenue, and it is measured using a set of forward-looking assumptions regarding reserves, production, prices, and costs. Evaluations of oil and gas reserves include a discounted cash flow analysis of estimated future net revenue.

Reserve classification

Reserves are classified by Deloitte in accordance with the definitions that are described in the United States Securities and Exchange Commission Regulation S-X Part 210.4-10(a).

Reserve estimation methodology

Deloitte generally assigns reserves to properties via deterministic methods. Probabilistic estimation techniques are typically used where there is a low degree of certainty in the information available and when utilized will be stated within the detailed property reports. Both techniques comply as defined in Regulation S-X, 210.4-10(a).

Production forecasts

Production forecasts are based on historical trends or by comparison with other wells in the immediate area producing from analogous reservoirs. Non-producing gas reserves were forecast to come on-stream within the first two years from the effective date, if a tie-in point to an existing gathering system was in close proximity (approximately two miles). If the tie-in point was of a greater distance (and dependent on the reserve volume and risk) the reserves were forecast to come on-stream in years three or four from the effective date. These on-stream dates were used when the company could not provide specific on-stream date information.

For reserve volumes that meet all reserve category rules but are behind casing and waiting on depletion of the producing zone, these volumes are forecast to be brought on-stream following the end of the existing production.

Land schedule and maps

The Company provided schedules of land ownership which included lessor and lessee royalty burdens. The land data was accepted as factual and no investigation of title by Deloitte was made to verify the records.

Well maps included within this report represent all of the Company’s interests that were evaluated in the specified area.

Geology

An initial review of each property is undertaken to establish the produced maturity of the reservoir being evaluated. Where extensive production history exists a geologic analysis is not conducted since the remaining hydrocarbons can be determined by productivity analysis.

For properties that are not of a mature production nature a geologic review is conducted. This work consists of:

• developing a regional understanding of the play,

• assessing reservoir parameters from the nearest analogous production,

• analysis of all relevant well data including logs, cores, and tests to measure net formation thickness (pay), porosity, and initial water saturation,

• auditing of client mapping or developing maps to meet Deloitte’s need to establish volumetric hydrocarbons-in-place.

Procedures specific to the individual properties are discussed in the body of the property report.

Royalties and taxes

All royalties and taxes, including the lessor and overriding royalties, are based on government regulations, negotiated leases or farmout agreements, that were in effect as of the evaluation effective date. If regulations change, the net after royalty recoverable reserve volumes may differ materially.

Deloitte utilizes a variety of reserves and valuation products in determining the result sets.

Capital and operating considerations

Reserves estimated to meet the standards for constant prices and costs, are based on Regulation S-X 210.4-10(a).

Capital costs were provided by the Company and reviewed by Deloitte for reasonableness.

Operating costs were determined from historical data on the property as provided by the evaluated Company.

Pricing overview

The Company provided Deloitte with hydrocarbon prices (oil, gas condensate, and natural gas liquids) appropriate for use in the preparation of a reserves report to be filed with the SEC as at the effective date. Prices were calculated in accordance with the definition (22)(v) of Regulation S-X, 210.4-10(a) and were determined by taking the un-weighted average of the prices on the first day of the month for the preceding 12 months.

The effects of derivative instruments designated as price hedges of oil and gas quantities if any, are not reflected in Deloitte’s individual property evaluations.

	Benchmark	Benchmark price ($US)	Weighted average realized report price ($US)
Oil	NYMEX WTI @ Cushing	$$95.01/bbl	N/A
Gas	NYMEX Henry Hub	$2.75/MMbtu	$1.05/Mcf
NGL	Mt. Belvieu	$50.50/bbl	N/A